UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

CEB Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34849 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia (Address Of Principal Executive Offices)	22209 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (571) 303-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 5, 2017, CEB, Gartner and Cobra Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Gartner (“Merger Sub”) entered into an Agreement and Plan of Merger on January 5, 2017 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, immediately after the Effective Time, Mr. Monahan, Mr. Bailar, Mr. Carter, Mr. Coburn, Ms. Corbet, Mr. Cox, Mr. Leemon, Ms. Rauch and Mr. Tarr immediately prior to the Effective Time ceased his or her services as a director of CEB. These departures were not a result of any disagreement between CEB and any of such directors on any matter relating to CEB’s operations, policies or practices.

Item 8.01. Other Events

As previously disclosed in the Current Report on Form 8-K filed with the SEC on March 6, 2017, CEB delivered on March 6, 2017 a conditional notice of redemption with respect to its $250 million in aggregate principal amount of 5.625% Senior Notes due 2023 (the “Notes”). On April 5, 2017, upon the consummation of the Merger, the Notes were redeemed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEB Inc.
(Registrant)

Date: April 7, 2017	By:	/s/ Craig W. Safian
Craig W. Safian President